List of Subsidiaries

AU Optronics Corp., a corporation organized under the laws of the Republic of China, has thirty-six subsidiaries as of April 30, 2010:

（1）	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;
（2）	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;
（3）	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;
（4）	AU Optronics Europe B.V., a corporation organized under the laws of the Netherlands;
（5）	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;
（6）	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;
（7）	AU Optronics (Shanghai) Corp., a corporation organized under the laws of the People’s Republic of China;
（8）	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;
（9）	AU Optronics (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;
（10）	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;
（11）	AU Optronics Manufacturing (Shanghai) Corp. (previously named Tech Well (Shanghai) Display Co., Ltd.), a corporation organized under the laws of the People’s Republic of China;
（12）	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;
（13）	AUO Energy (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;
（14）	BriView (Xiamen) Corp. (previously named BriView Electronics Corp.), a corporation organized under the laws of the People’s Republic of China;
（15）	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;
（16）	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;
（17）	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China;
（18）	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People’s Republic of China;

（19）	Darwin Precisions (ChengDu) Corporation, a corporation organized under the laws of the People’s Republic of China;
（20）	BVCH Optronics (Sichuan) Corp., a corporation organized under the laws of the People’s Republic of China;
（21）	BriView (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
（22）	BriView (Hefei) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;
（23）	Konly Venture Corp., a corporation organized under the laws of the Republic of China;
（24）	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;
（25）	Lextar Electronics Corp., a corporation organized under the laws of the Republic of China;
（26）	Darwin Precisions Corp., a corporation organized under the laws of the Republic of China;
（27）	Toppan CFI (Taiwan) Co., Ltd., a corporation organized under the laws of the Republic of China;
（28）	BriView Technology Corp., a corporation organized under the laws of the Republic of China;
（29）	BriView (L) Corp., a corporation organized under the laws of Malaysia;
（30）	AUO Energy Taiwan Corp., a corporation organized under the laws of the Republic of China;
（31）	M. Setek Co., Ltd., a corporation organized under the laws of Japan;
（32）	Ichijo Seisakusyo Co., Ltd., a corporation organized under the laws of Japan;
（33）	Tung-Tai Venture Limited, a corporation organized under the laws of the Republic of China;
（34）	Lighthouse-LED (Singapore) Pte. Ltd., a corporation organized under the laws of Singapore;
（35）	Lextar Electronics (Suzhou) Corp., a corporation organized under the laws of the People’s Republic of China; and
（36）	Darshin Microelectronics Inc., a corporation organized under the laws of the Republic of China.